SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this "Agreement") is made as of this 9th day of March, 2015 (the "Effective Date"), by and among Eagle Shipping International (USA) LLC, a Marshall Islands limited liability company ("Eagle International"), its parent, Eagle Bulk Shipping Inc., a Marshall Islands corporation (the "Company"), and Sophocles N. Zoullas ("Executive," and together with the Company and Eagle International, the "Parties").

WHEREAS, the Parties are party to that certain Employment Agreement, dated as of October 15, 2014 (the "Employment Agreement"), which sets forth the terms and conditions of Executive's employment by Eagle International;

WHEREAS, Executive wishes to resign his employment with Eagle International (the "Separation") effective as of the Effective Date; and

WHEREAS, the Parties desire to enter into this Agreement in order to set forth the definitive rights and obligations of the Parties in connection with the Separation.

NOW, THEREFORE, in consideration of the mutual covenants, commitments, and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereby agree as follows:

1. **Separation**.

(a) Resignation. Effective as of the Effective Date, Executive hereby resigns from all positions (as a director, manager, employee, officer, or otherwise) he holds or has ever held with Eagle International, the Company, or any of their respective direct or indirect subsidiaries or affiliates (collectively, the "Eagle Companies").

(b) Termination of the Employment Agreement. Effective as of the Effective Date and notwithstanding anything to the contrary set forth in Paragraph 13 of the Employment Agreement, the Employment Agreement is hereby automatically terminated without any further action by the Parties and will have no further force or effect; provided that Paragraphs 5 through 12 of the Employment Agreement shall survive and continue in full force and effect except as otherwise provided herein (including pursuant to Section 2(c)(i)(C) of this Agreement, if applicable).

2. **Payments And Separation Benefits**.

(a) Final Pay. On the next regular payroll date following the Effective Date, Executive will receive a lump sum payment of all unpaid salary accrued through the Effective Date, and all accrued unused vacation pay, in each case minus applicable federal, state, and local tax withholdings in accordance with Executive's Form W-4 on file with the Company and/or Eagle International (the "Final Pay").

(b) Expense Reimbursement. Upon Executive's submission of adequate documentary evidence reasonably satisfactory to Eagle International, Executive shall receive

reimbursement for all reasonable and necessary out-of pocket expenses properly incurred in the performance of his duties under the Employment Agreement on behalf of Eagle International, subject to, and consistent with, Paragraph 2(b)(vi) of the Employment Agreement and Eagle International's policies for expense payment and reimbursement.

(c) Separation Benefits.

(i) Subject to the ADEA Release attached as Exhibit A (the "ADEA Release") becoming effective and binding on the ADEA Release Effective Date (as defined in Exhibit A), and in exchange for the promises, covenants, releases, and waivers set forth in this Agreement, Executive will be entitled to receive the following separation benefits.

(A) Effective as of the ADEA Release Effective Date, Executive shall become vested in 270,270 restricted shares (the "Restricted Stock") of common stock of the Company previously granted to Executive pursuant to a Restricted Stock Award Agreement dated as of October 15, 2014, between the Company and Executive (the "Restricted Stock Agreement"), and in accordance with the Company's 2014 Equity Incentive Plan (the "Plan"); provided, however, that any portion of the award granted under the Restricted Stock Agreement that does not vest pursuant to the foregoing shall be canceled without consideration as of the Effective Date. In connection with the vesting of the Restricted Stock, the Company shall withhold the amount of applicable withholding taxes by reducing the number of shares to be delivered to Executive by the number of shares which, combined, have a fair market value equal to the amount of such withholding obligation.

(B) Any and all equity awards previously granted by the Company to Executive other than the Restricted Stock, including, without limitation, pursuant to those certain Option Award Agreements, dated as of October 15, 2014, between the Company and Executive shall be canceled without consideration as of the Effective Date.

(C) Effective as of the ADEA Release Effective Date, the Company and Eagle International shall irrevocably waive Executive's obligations pursuant to Paragraph 8(a)(ii) of the Employment Agreement and such provision shall become null and void.

(D) The benefits provided to Executive pursuant to this Section 2(c)(i) will not represent any admission or concession by the Company and/or Eagle International that such benefits are owed to Executive under any agreement or obligation that might be asserted by or on behalf of Executive. Executive acknowledges and agrees that if the ADEA Release becomes effective and binding on the ADEA Release Effective Date in accordance with its terms, then (X) the Company's obligations under this Section 2(c)(i) will be in full force and effect, (Y) Eagle International's obligation under Section 2(c)(ii) shall be null and void and of no force or effect, and (Z) the remainder of the Agreement (other than Section 2(c)(ii)) shall remain fully binding, enforceable, and irrevocable.

(ii) In the event that the Parties execute this Agreement, but the ADEA Release does not become effective and binding on the ADEA Release Effective Date in accordance with its terms (either because (A) Executive fails to timely execute the ADEA Release within the ADEA Release Review Period (as defined in the ADEA Release) or (B)

Executive timely executes the ADEA Release but then timely revokes the ADEA Release in accordance with its terms), then Executive acknowledges and agrees that (X) the Company's obligations under Section 2(c)(i) shall be null and void, (Y) Eagle International instead shall pay Executive a lump sum amount equal to $50,000 (minus applicable federal, state and local tax withholdings in accordance with Executive's Form W-4 on file with the Company and/or Eagle International) within ten (10) days after the expiration of the ADEA Release Review Period; and (Z) the remainder of this Agreement (other than Section 2(c)(i)) shall remain in full force and effect.

3. **Executive's General Release**.

(a) Executive hereby voluntarily, knowingly, and willingly releases and forever discharges each and all of the Eagle Companies; each and all of the Eagle Companies' respective predecessors, successors, assigns, and shareholders (collectively, with the Eagle Companies, the "Eagle Entities"); each and all of the Eagle Entities' respective past and present equityholders, officers, directors, managers, partners, principals, members, employees, attorneys, agents, insurers, divisions, and representatives (collectively, with the Eagle Entities, the "Eagle Parties"); and each and all of the Eagle Parties' respective past, current, and future heirs, executors, administrators, and all other persons and entities claiming by, through, or under any of the foregoing (collectively, with the Eagle Parties, the "Eagle Releasees"), from and against any and all charges, complaints, claims, promises, agreements, controversies, liabilities, or causes of action whatsoever (collectively, "Claims") that Executive or any of his past, present, or future successors, assigns, affiliates, attorneys, agents, insurers, representatives, heirs, executors, administrators, or any other persons or entities claiming by, through, or under any of the foregoing (collectively, with Executive, the "Executive Releasors") ever had, now have, or hereafter can, shall, or may have against any of the Eagle Releasees by reason of any matter, cause, or thing whatsoever arising prior to the Effective Date (and through the ADEA Release Effective Date if and only if the ADEA Release becomes effective and binding on the ADEA Release Effective Date in accordance with its terms), whether such Claims are known to the Executive Releasors or unknown to them, whether they are vested or contingent, whether they are suspected or unsuspected, and whether they are apparent, concealed, or hidden, arising from the beginning of the world through the Effective Date (and through the ADEA Release Effective Date if and only if the ADEA Release becomes effective and binding on the ADEA Release Effective Date in accordance with its terms) based on any matter or thing, including, without limitation, Executive's employment with, or termination from, Eagle International; his membership on the Company Board or the termination of his position as a director; his other service to, or any type and/or kind of other relationship whatsoever with, any of the Eagle Entities, or the termination of such service or relationship; including, without limitation, any Claims arising under federal, state, foreign, or local laws or ordinances pertaining to employment, including but not limited to (i) any and all Claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866; the Civil Rights Act of 1991; the Americans With Disabilities Act of 1990; the Family and Medical Leave Act; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the Vietnam Era Veterans Readjustment Act of 1974; the Immigration Reform and Control Act of 1986; the Labor Management Relations Act; the National Labor Relations Act; the Occupational Safety and Health Act; the Equal Pay Act; the Rehabilitation Act of 1973; the Uniformed Services

Employment and Reemployment Rights Act; the Worker Adjustment and Retraining Notification Act; the New York State WARN Act; the Sarbanes-Oxley Act of 2002, including all Claims under 18 U.S.C. §§ 1513(e) and 1514A, the Dodd-Frank Act; the Internal Revenue Code of 1986; Article 15 of the Executive Law of the State of New York (Human Rights Law); the New York City Human Rights Law; the New York Labor Law; the New York Earned Sick Time Act; the New York Wage Theft Protection Act; and all applicable amendments to each of the foregoing acts and laws; (ii) any and all Claims under any other federal, state, or local labor laws, wage and hour laws, or employee relations and/or fair employment practices laws (except the Age Discrimination in Employment Act of 1967 ("ADEA") or the Older Workers Benefit Protection Act ("OWBPA"), which are addressed separately in the ADEA Release); (iii) any and all Claims under any public policy, including any whistleblower laws or protections; (iv) any and all tort or quasi-contractual Claims, including but not limited to any Claims for misrepresentation, defamation, tortious interference with contract, restitution, promissory estoppel, conversion, replevin, invasion of privacy, prima facie tort, defamation, libel, slander, or quantum meruit; (v) any and all Claims for compensation, wages, commissions, bonuses, royalties, stock options, deferred compensation, equity, other monetary or equitable relief, vacation, personal or sick time, other fringe benefits, attorneys' fees, or any tangible or intangible property of Executive's that remains with any of the Eagle Releasees; (v) any and all Claims for harassment, retaliation, or discrimination on the basis of sex, affectional or sexual orientation, gender identity or expression, medical condition, including genetic predisposition or carrier status, atypical hereditary cellular or blood trait, genetic information, race, creed, color, national origin, ancestry, marital status, domestic partner status, familial status, religion, mental or physical disability, perceived disability, AIDS or HIV status, veteran status, or non-work activities; (vi) any and all Claims under any written or oral contract, or explicit or implied agreement, or any modification thereof, including but not limited to all Claims under the Employment Agreement, the Plan, any restricted stock award or option award agreements, and any policies, agreements, understandings, or promises (except as otherwise explicitly provided herein); and (vii) any and all other Claims that could have been brought by any of the Executive Releasors under any law, equitable theory, public policy, or other source, except that Executive does not waive or release (A) any Claims to enforce the terms of this Agreement, (B) any rights Executive may have to indemnification under his Employment Agreement, (C) any Claims under the ADEA or OWBPA (which are addressed separately in the ADEA Release), or (D) any Claims that cannot be released under applicable law (collectively, the "Executive Excepted Claims").

(b) Executive represents and warrants that no Executive Releasor has filed any Claim against any of the Eagle Releasees before any local, state, federal, or foreign agency, court, or other body. Executive hereby (i) represents and warrants that no Executive Releasor will initiate or cause to be initiated on its behalf any court proceeding or arbitration with respect to any Claims other than the Excepted Claims or will participate in any such proceeding, in each case, except as required by law; (ii) waives any right any Executive Releasor may have to any monetary relief arising out of any such action or any proceeding initiated by or conducted before the Equal Employment Opportunity Commission; and (iii) agrees to pay all costs (including actual attorneys' fees and expenses and court costs) incurred by any Eagle Releasee in the event that any Executive Releasor institutes any legal suit, action or proceeding against any Eagle Releasee in breach of this Section 3.

(c) Notwithstanding the above, and subject to the terms and conditions of the ADEA Release (after the ADEA Release Effective Date), nothing in this Section 3 shall prevent Executive from enforcing any of the Executive Excepted Claims or initiating any proceeding in connection with such Executive Excepted Claims.

(d) Executive acknowledges and agrees that this Section 3 is an essential and material provision of this Agreement and that the Company and Eagle International would not enter into this Agreement but for Executive's assent to this provision.

4. **Company's General Release**

(a) Each of the Company and Eagle International hereby voluntarily, knowingly, and willingly releases and forever discharges each and all of Executive and his heirs, administrators, and executors (collectively, the "Executive Releasees") from and against any and all Claims that any of the Eagle Releasees (other than stockholders of the Company and each and all of their respective past, current, and future heirs, executors, administrators, and all other persons and entities claiming by, through, or under any of the foregoing) (collectively, the "Eagle Releasors") ever had, now have, or hereafter can, shall, or may have against any of the Executive Releasees by reason of any matter, cause, or thing whatsoever arising prior to the Effective Date (and through the ADEA Release Effective Date if and only if the ADEA Release becomes effective and binding on the ADEA Release Effective Date in accordance with its terms), whether such Claims are known to the Eagle Releasors or unknown to them, whether they are vested or contingent, whether they are suspected or unsuspected, and whether they are apparent, concealed, or hidden, arising from the beginning of the world through the Effective Date (and through the ADEA Release Effective Date if and only if the ADEA Release becomes effective and binding on the ADEA Release Effective Date in accordance with its terms) based on any matter or thing, including, without limitation, Executive's employment with, or termination from, Eagle International; his membership on the Company Board or the termination of his position as a director; his other service to, or any type and/or kind of other relationship whatsoever with, any of the Eagle Entities, or the termination of such service or relationship; including, without limitation, any Claims arising under federal, state, foreign, or local laws or ordinances pertaining to employment, including but not limited (i) any and all Claims arising under any statute, regulation, or ordinance; (ii) any and all Claims under any public policy; (iii) any and all tort or quasi-contractual Claims, including but not limited to any Claims for misrepresentation, defamation, tortious interference with contract, restitution, promissory estoppel, conversion, replevin, invasion of privacy, prima facie tort, defamation, libel, slander, or quantum meruit; (iv) any and all Claims under any written or oral contract, or explicit or implied agreement, or any modification thereof, including but not limited to all Claims under the Employment Agreement, the Plan, any restricted stock award or option award agreements, and any policies, agreements, understandings, or promises (except as otherwise explicitly provided herein); and (v) any and all other Claims that could have been brought by any of the Eagle Releasors under any law, equitable theory, public policy, or other source, except that the Company and Eagle International do not waive or release (A) any Claims to enforce the terms of this Agreement (or Paragraphs 5-12 of the Employment Agreement (other than Paragraph 8(a)(ii) of the Employment Agreement if and only if the ADEA Release becomes effective and binding

on the ADEA Release Effective Date in accordance with its terms)) or (B) any Claims that cannot be released under applicable law (collectively, the "Eagle Excepted Claims").

(b) Each of the Company and Eagle International represents and warrants that no Eagle Releasor has filed any Claim against the Executive Releasees before any local, state, federal, or foreign agency, court, or other body. Each of the Company and Eagle International hereby (i) represents and warrants that no Eagle Releasor will initiate or cause to be initiated on its or their behalf any court proceeding or arbitration with respect to any Claims other than the Eagle Excepted Claims or will participate in any such proceeding, in each case, except as required by law; (ii) waives any right any Eagle Releasor may have to any monetary relief arising out of any such action or any proceeding initiated by or conducted before the Equal Employment Opportunity Commission; and (iii) agrees to pay all costs (including actual attorneys' fees and expenses and court costs) incurred by any Executive Releasee in the event that any Eagle Releasor institutes any legal suit, action or proceeding against any Executive Releasee in breach of this Section 4.

(c) Notwithstanding the above, nothing in this Section 4 shall prevent the Eagle Releasors from enforcing any of the Eagle Excepted Claims or initiating any proceeding in connection with such Eagle Excepted Claims.

(d) Each of the Company and Eagle International acknowledges and agrees that this Section 4 is an essential and material provision of this Agreement and that the Executive would not enter into this Agreement but for its assent to this provision.

5. **Mutual Non-Disparagement**.

(a) Executive agrees that following the Effective Date, neither the Executive nor any of the other Executive Releasors will, whether in private or in public, whether directly or indirectly, make, publish, encourage, ratify, or authorize; or assist any other person or entity in making or publishing; any statements that in any way defame, criticize, malign, impugn, or disparage any of the Eagle Releasees. Executive also agrees that neither he nor any of the other Executive Releasors will publicly comment on or discuss any of the Eagle Releasees with any media source or outlet (whether negatively or otherwise), including but not limited to any reporters, bloggers, websites (including, without limitation, on any social media), weblogs, newspapers, magazines, television stations or productions, radio stations, news organizations, news outlets, or publications, or in any movie, book, or theatrical production, nor will Executive publicize any material related to any of the Eagle Releasees.

(b) The Company agrees that following the Effective Date, none of the current members of the Company's Board of Directors (i.e., those who serve on the Board of Directors as of the Effective Date, including, for avoidance of doubt, those who also serve or have served as interim officers of Eagle International) will, whether in private or in public, whether directly or indirectly, make, publish, encourage, ratify, or authorize; or assist any other person or entity in making or publishing; any statements that in any way defame, criticize, malign, impugn, or disparage Executive. The Company also agrees that the current members of the Company's Board of Directors will not publicly comment on or discuss Executive, including but not limited to any reporters, bloggers, websites (including, without limitation, on any social media),

weblogs, newspapers, magazines, television stations or productions, radio stations, news organizations, news outlets, or publications, or in any movie, book, or theatrical production, nor will such persons publicize any material related to Executive. Nothing in this Agreement (including this Section 5) shall prevent the Company from complying with any disclosure obligations under federal securities laws (including through the filing of a Form 8-K with respect to the matters set forth in this Agreement or filing a Form 10-Q or 10-K which includes this Agreement as an exhibit).

6. **Executive's Acknowledgment of Consideration**. Executive acknowledges and agrees that (a) other than the consideration set forth in Section 2 above, he has received all salary, benefits, bonuses, incentive payments, equity, options, vacation pay, sick pay, and other compensation, benefits, perquisites, or other things of value of any kind (collectively, "Compensation") due to him in connection with his employment with, service to, other relationship with, and/or separation from the Eagle Entities, (b) the consideration described in Section 2 is in full discharge of any and all liabilities and obligations that any of the Eagle Releasees have to Executive, monetarily or otherwise, and (c) except as expressly described in this Agreement, Executive will not receive any Compensation arising out of or related to his employment with, service to, and/or separation from any of the Eagle Entities, including but not limited to any severance payments or benefits or any other Compensation to which Executive would have been entitled upon a resignation for "Good Reason" or a termination without "Cause" under the Employment Agreement.

7. **Assistance, Cooperation, Future Litigation**. Executive agrees that he will cooperate reasonably, without further compensation, with the Eagle Entities in connection with (a) any existing or future threatened or actual legal action or government investigation involving any of the Eagle Entities, whether regulatory, administrative, civil, or criminal in nature, in which and to the extent any Eagle Entity reasonably requests his cooperation, and (b) any business or factual issues regarding the Eagle Entities about which he has relevant information. Executive's cooperation hereunder shall be subject to reasonable accommodations to his schedule and will not unduly interfere with his personal or business pursuits. Eagle International will reimburse Executive for his reasonable, pre-approved out of pocket travel-related expenses incurred in connection with such cooperation upon receipt of appropriate documentation of such expenses.

8. **No Admission of Liability**. Nothing herein will be deemed or construed to represent an admission by Executive, the Company, Eagle International, any of the Eagle Releasees, Eagle Releasors, any of the Executive Releasors, any of the Executive Releasees of any violation of law or other wrongdoing of any kind whatsoever.

9. **Third Party Beneficiaries**. The Eagle Releasees and the Executive Releasees are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Eagle Releasees and the Executive Releasees hereunder. Except and to the extent set forth in the previous sentence, this Agreement is not intended for the benefit of any person or entity other than the Parties, and no such other person or entity will be deemed to be a third-party beneficiary hereof.

10. **Notices**. All notices, consents, waivers, and other communications required or permitted by this Agreement must be in writing and will be deemed given to a Party when: (a) delivered to the appropriate address by overnight delivery via UPS or FedEx (as confirmed by such overnight carrier) or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, in each case to the following addresses, facsimile numbers, or e-mail addresses and marked to the attention of the Party (by name or title) designated below (or to such other address, facsimile number, or e-mail address as a Party may hereafter designate by written notice to the other Parties):

If to the Company or Eagle International:

Eagle Bulk Shipping Inc.
Eagle Shipping International (USA) LLC
c/o Akin Gump Strauss Hauer & Feld, LLP
One Bryant Park
New York, NY 10036
Attention: Richard Rabin
Telephone: 212-872-1086
Email: rrabin@akingump.com
Facsimile: 212-872-1002

If to Executive:

Sophocles N. Zoullas
c/o Day Pitney LLP
7 Times Square
Times Square Tower
New York, NY 10036
Attention: David B. Newman
Telephone: (212) 297-5832
Email: dnewman@daypitney.com
Facsimile: (212) 881-9034

11. **Governing Law**. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application hereto of the laws of any jurisdiction other than the State of New York. Disputes arising under this Agreement shall be resolved in a court of appropriate jurisdiction in New York, New York.

12. **Entire Agreement/Construction**. This Agreement (including the ADEA Release and Paragraphs 5-12 of the Employment Agreement (other than Paragraph 8(a)(ii) of the Employment Agreement if and only if the ADEA Release becomes effective and binding on the ADEA Release Effective Date in accordance with its terms)) constitutes the complete and entire agreement and understanding of the Parties with respect to the Executive's employment with, service to, other relationship with, and/or separation from the Eagle Entities, and supersedes in its entirety any and all prior understandings, commitments, obligations and/or agreements,

whether written or oral, with respect thereto. The language used in this Agreement will be deemed to be the language mutually chosen by the Parties to reflect their mutual intent, and no doctrine of strict construction will be applied against any Party. For purposes of this Agreement, the connectives "and," "or," and "and/or" shall be construed either disjunctively or conjunctively as necessary to bring within the scope of a sentence or clause all subject matter that might otherwise be construed to be outside of its scope.

13. **Return of Company Property**. Executive represents and warrants that in accordance with Paragraph 8(b) of the Employment Agreement, he has returned all property of the Eagle Entities within his possession, accessibility or control, including (without limitation) all keys, credit cards (without further use thereof), cell phones, computers, PDA's and all other items belonging to the Company, and all Proprietary Information (as defined in the Employment Agreement).

14. **Severability**. The invalidity or unenforceability of any portion or provision of this Agreement shall not affect the validity or enforceability of any other portion or provision. Any invalid or unenforceable portion or provision shall be deemed severed from this Agreement and this Agreement shall, without the action of any Party, be deemed amended to reflect the underlying agreement of the Parties to the maximum extent not invalid or unenforceable.

15. **Counterparts**. This Agreement may be executed in separate counterparts, each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement. Facsimile, PDF, and other true and accurate copies of this Agreement shall have the same force and effect as originals hereof.

16. **Effective Date**. Except as otherwise expressly provided herein, this Agreement will become fully binding, effective, enforceable, and irrevocable upon the Effective Date and will remain effective regardless of whether the ADEA Release is executed and/or timely revoked. The ADEA Release will become effective, binding and irrevocable on the ADEA Release Effective Date.

17. **Successors and Assigns**. The Parties' obligations hereunder will be binding upon their successors and assigns. The Parties' rights and the rights of the Eagle Releasees will inure to the benefit of, and be enforceable by, any of the Parties' and Eagle Releasees' respective successors and assigns. The Company or Eagle International may assign all rights and obligations of this Agreement to any successor in interest to the assets of such Party. In the event that the Company or Eagle International is dissolved, all obligations of the Company or Eagle International, as applicable, under this Agreement will be provided for in accordance with applicable law.

18. **Amendments and Waivers**. This Agreement may not be amended, nor may any provision hereof be modified or waived, except by an agreement in writing duly executed by Executive, on the one hand, and the Chief Executive Officer of the Company, on the other hand. The failure of either Party at any time to require performance by the other Party of any provision hereof shall in no way preclude such Party from requiring performance by such other Party of such provision at any time; shall not be deemed a waiver of any subsequent breach of such provision; and shall not be construed as a waiver of any of the other terms, conditions, or obligations of such other Party hereunder. No waiver by any Party of the breach of any

provision hereof shall be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself or of any of the other terms, conditions, or obligations of this Agreement.

19. **Headings**. The headings of the Sections and subsections of this Agreement are for purposes of convenience only, and will not be deemed to amend, modify, expand, limit or in any way affect the meaning of any of the provisions hereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Parties have executed this Separation Agreement and General Release effective as of the date first set forth above.

EAGLE BULK SHIPPING INC.

By: [signature]
Name: STANLEY H. RYAN
Title: Chief Executive Officer

EAGLE SHIPPING INTERNATIONAL (USA) LLC

By: [signature]
Name: STANLEY H. RYAN
Title: Chief Executive Officer

EXECUTIVE

____
Sophocles N. Zoullas

IN WITNESS WHEREOF, the Parties have executed this Separation Agreement and General Release effective as of the date first set forth above.

EAGLE BULK SHIPPING INC.

By: ______________________
Name:
Title:

EAGLE SHIPPING INTERNATIONAL (USA) LLC

By: ______________________
Name:
Title:

EXECUTIVE

____
Sophocles N. Zoullas

EXHIBIT A

ADEA Release

In exchange for the benefits and other consideration provided to Sophocles N. Zoullas ("Executive") under the Separation Agreement and General Release among Eagle Bulk Shipping Inc. (the "Company"), Eagle Shipping International (USA) LLC ("Eagle International"), and Executive, dated as of March 9th, 2015 (the "Agreement"), to which this ADEA Release is an Exhibit, and as a precondition to Executive's receipt of the consideration set forth in Section 2(c)(i) of the Agreement, Executive hereby agrees as follows. All capitalized terms utilized in this ADEA Release but not defined herein shall have the same meanings ascribed to them in the Agreement.

1. Executive hereby voluntarily, knowingly, and willingly releases and forever discharges each and all of the Eagle Companies; each and all of the Eagle Companies' respective predecessors, successors, assigns, and shareholders (collectively, with the Eagle Companies, the "Eagle Entities"); each and all of the Eagle Entities' respective past and present equityholders, officers, directors, managers, partners, principals, members, employees, attorneys, agents, insurers, divisions, and representatives (collectively, with the Eagle Entities, the "Eagle Parties"); and each and all of the Eagle Parties' respective past, current, and future heirs, executors, administrators, and all other persons and entities claiming by, through, or under any of the foregoing) (collectively, with the Eagle Parties, the "Eagle Releasees"), from and against any and all charges, complaints, claims, promises, agreements, controversies, liabilities, or causes of action whatsoever (collectively, "Claims") that Executive or any of his past, present, or future successors, assigns, affiliates, attorneys, agents, insurers, representatives, heirs, executors, administrators, or any other persons or entities claiming by, through, or under any of the foregoing (collectively, with Executive, the "Executive Releasors") ever had, now have, or hereafter can, shall, or may have against any of the Eagle Releasees by reason of any matter, cause, or thing whatsoever arising prior to the ADEA Release Effective Date (as defined below), whether such Claims are known to the Executive Releasors or unknown to them, whether they are vested or contingent, whether they are suspected or unsuspected, and whether they are apparent, concealed, or hidden, arising from the beginning of the world through the ADEA Release Effective Date, based on any matter or thing, including, without limitation, Executive's employment with, or termination from, Eagle International; his membership on the Company Board or the termination of his position as a director; his other service to, or any type and/or kind of other relationship whatsoever with, any of the Eagle Entities, or the termination of such service or relationship, to the extent such Claims arise under the Age Discrimination in Employment Act of 1967 ("ADEA"), 29 U.S.C. § 621 et seq., or the Older Workers Benefit Protection Act ("OWBPA"). Executive represents and warrants that no Executive Releasor has filed any Claim arising under the ADEA or the OWBPA against any of the Eagle Releasees before any local, state, federal, or foreign agency, court, or other body. Executive hereby (i) represents and warrants that no Executive Releasor will initiate or cause to be initiated on his behalf any court proceeding or arbitration with respect to any Claim arising under the ADEA or the OWBPA or will participate in any such proceeding, in each case, except as required by law; (ii) waives any right any Executive Releasor may have to any monetary relief arising out of any such action or any proceeding initiated by or conducted before the Equal Employment Opportunity Commission with respect to any Claim arising under the ADEA or the OWBPA and

(iii) agrees to pay all costs (including actual attorneys' fees and expenses and court costs) incurred by any Eagle Releasee in the event that any Executive Releasor institutes any legal suit, action or proceeding against any Eagle Releasee in breach of this ADEA Release.

2. In accordance with the ADEA and the OWBPA, Executive understands that his release of Claims in this ADEA Release is subject to the following special procedures: Executive has twenty-one (21) days from the date of his receipt of this ADEA Release to consider the provisions of the Agreement and this ADEA Release and execute this ADEA Release (the "ADEA Release Review Period"). To the extent Executive executes this ADEA Release prior to the end of this ADEA Release Review Period, Executive hereby knowingly and voluntarily waives the remainder of this twenty-one (21) day period.

3. By signing below, Executive acknowledges and agrees that he (i) has carefully read and fully understands all of the provisions of this ADEA Release; (ii) knowingly and voluntarily agrees to all of the terms and conditions set forth in this ADEA Release; (iii) knowingly and voluntarily agrees to be legally bound by this ADEA Release; (iv) has been advised to consult with an attorney prior to executing this ADEA Release; (v) has been represented by competent counsel, David B. Newman, of Day Pitney LLP, in connection with the negotiation and execution of the Agreement (including this ADEA Release); (vi) has full power to release the Claims under Section 1 of this ADEA Release; and (vii) has not assigned or otherwise transferred any such Claims to any other individual or entity.

4. If Executive executes this ADEA Release, he acknowledges that he will have seven (7) days from the date he executes this ADEA Release to revoke this ADEA Release by providing written notice of such revocation to the Company's outside counsel, Richard J. Rabin, by email (with "read" receipt), facsimile (with proof of successful transmission), or overnight delivery (via UPS or FedEx, with confirmation of delivery as confirmed by such carrier), at the following address: Richard J. Rabin, Akin Gump, Strauss, Hauer, & Feld LLP, One Bryant Park, New York, New York, 10036, (tel.) 212.872.1086, (fax) 212.872.1002, (email) rrabin@akingump.com. If Executive does not revoke this ADEA Release within seven (7) days of the date he executes it, this ADEA Release will become fully binding, effective, enforceable, and irrevocable on the eighth (8th) calendar day after the day Executive executes this ADEA Release (the "ADEA Release Effective Date").

5. For avoidance of doubt, should Executive fail to timely execute this ADEA Release as provided in Paragraph 2 of this ADEA Release, or should Executive timely revoke this ADEA Release after executing it, then (A) the Company's obligations under Section 2(c)(i) of the Agreement shall be null and void and of no force or effect, (B) Executive shall instead receive the payment set forth in Section 2(c)(ii) of the Agreement, and (C) the remainder of the Agreement (other than Section 2(c)(i) of the Agreement) shall remain fully binding, enforceable, and irrevocable. For further avoidance of doubt, should Executive timely execute this ADEA Release and not timely revoke it, (X) the Company's obligations under Section 2(c)(i) of the Agreement will be in full force and effect, (Y) Eagle International's obligation under Section 2(c)(ii) shall be null and void and of no force or effect, and (Z) the remainder of the Agreement (other than Section 2(c)(ii) of the Agreement) shall remain fully binding, enforceable, and irrevocable.

6. This ADEA Release shall be part of the Agreement and, once executed, may be enforced in accordance with the terms of the Agreement. Executive understands that once the Agreement becomes effective, it will remain effective and irrevocable regardless of whether this ADEA Release is executed and/or timely revoked.

* * * * * *

Executive hereby confirms his understanding of this ADEA Release, and his agreement to its terms, by signing and dating it below:

[signature]

Sophocles N. Zoullas

3/9/15

Date